UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009

Santa Monica Media Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33370	59-3810312
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

11845 West Olympic Boulevard, Suite 1125W
Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

(310) 526-3222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                      NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 21, 2009, Santa Monica Media Corporation (the “Company”) received notice from the NYSE Amex LLC (“Exchange”) indicating that it was below certain continued listing standards of the Exchange, specifically that the Company had not filed its Form 10Q for the period ended March 31, 2009, as set forth in Sections 134 and 1101 of the Exchange’s Company Guide.  In addition, the Company’s failure to timely file this reports is a material violation of its listing agreement with the Exchange, and therefore pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend, and unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on July 13, 2009, the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the company an extension until August 21, 2009 to regain compliance with the continued listing standards.  The Company will be subject to periodic review by Exchange Staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE AMEX LLC.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit	Description
99.1	Press release dated July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Monica Media Corporation
Date:	July 17, 2009	By:	/s/ David M. Marshall
		Name:	David M. Marshall
		Title:	Chief Executive Officer